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                                                                      EXHIBIT 21

                         KANEB PIPE LINE PARTNERS, L.P.
                                SUBSIDIARY LIST


                                                JURISDICTION OF
               SUBSIDIARY NAME                   INCORPORATION
               ---------------                  ---------------
Kaneb Pipe Line Operating Partnership, L.P.        Delaware
 Support Terminals Operating Partnership, L.P.     Delaware
 Support Terminal Services, Inc.                   Delaware
  StanTrans, Inc.                                  Delaware
   StanTrans Holding, Inc.                         Delaware
   StanTrans Partners, L.P.                        Delaware